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                                4,000,000 Shares                 EXHIBIT 1.1

                        All American Communications, Inc.

                              Class B Common Stock

                             UNDERWRITING AGREEMENT

                                                               December   , 1995

Oppenheimer & Co., Inc.
Arnhold and S. Bleichroeder, Inc.
c/o Oppenheimer & Co., Inc.
Oppenheimer Tower
World Financial Center
New York, New York  10281

As Representatives of the
several Underwriters named in
Schedule I attached hereto.

Ladies and Gentlemen:

          All American Communications, Inc., a Delaware corporation (the "Company"), proposes to sell to you and the other underwriters named in Schedule I to this Agreement (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), an aggregate of 4,000,000 shares (the "Firm Shares") of the Company's Class B common stock, $.0001 par value (the "Common Stock") which shares are to be issued and sold by the Company. In addition, certain other stockholders named in Schedule II of this Agreement (the "Option Selling Stockholders") propose to grant to the Underwriters an option to purchase up to an additional 600,000 shares (the "Option Shares") of Common Stock from them for the purpose of covering over-allotments in connection with the sale of the Firm Shares. The Firm Shares and the Option Shares are together called the "Shares."

          1. Sale and Purchase of the Shares. On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

          (a) The Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at $ per share (the "Initial Price"), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I to this Agreement.
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          (b)  The Option Selling Stockholders, severally and not jointly, grant to the several Underwriters an option to purchase, severally and not jointly, all or any part of the Option Shares at the Initial Price. The number of Option Shares to be purchased by each Underwriter shall be the same percentage (adjusted by the Representatives to eliminate fractions) of the total number of Option Shares to be purchased by the Underwriters as such Underwriter is purchasing of the Firm Shares. Such option may be exercised only to cover over-allotments in the sales of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time on or before 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date (as defined below), and only once thereafter within 30 days after the date of this Agreement, in each case upon written or telegraphic notice, or verbal or telephonic notice confirmed by written or telegraphic notice, by the Representatives to the Company no later than 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date or at least two business days before the Option Shares Closing Date (as defined below), as the case may be, setting forth the number of Option Shares to be purchased and the time and date (if other than the Firm Shares Closing Date) of such purchase which shall be not more than three business days following the date of the exercise of the option. The Company agrees that if any Option Selling Stockholder fails to deliver the number of Option Shares to be purchased by the Underwriters hereunder, then the Company shall, at the request of the representatives and upon the same terms and conditions hereof as relate to the sale of the Option Shares by the Option Selling Stockholders, on the Option Shares Closing Date deliver to the Underwriters the number of Option Shares that such Option Selling Stockholder failed to deliver.

          2. Delivery and Payment. Delivery by the Company of the Firm Shares to the Representatives for the respective accounts of the Underwriters, and payment of the purchase price by certified or official bank check or checks payable in New York Clearing House (next day) funds to the Company, shall take place at the offices of Morgan, Lewis & Bockius LLP, 801 South Grand Avenue, Los Angeles, California, at 7:00 a.m., Los Angeles time, on the third business day following the date of this Agreement, provided, however, that if the Shares sold hereunder are priced after 1:30 p.m., Los Angeles time, on any business day, payment and delivery in respect of the Firm Shares shall take place on the fourth business day following the date of this Agreement; in either case unless another time shall be agreed upon by the Company and the Representatives (such time and date of delivery and payment are called the "Firm Shares Closing Date").

          In the event the option with respect to the Option Shares is exercised, delivery by the Option Selling Stockholders

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of the Option Shares to the Representatives for the respective accounts of the
Underwriters and payment of the purchase price by certified or official bank check or checks payable in New York Clearing House (next day) funds to an Attorney-in-fact named in Section 4(B)(a) hereof shall take place at the offices of Morgan, Lewis & Bockius LLP specified above at the time and on the date (which may be the same date as, but in no event shall be earlier than, the Firm Shares Closing Date) specified in the notice referred to in Section 1(b) (such time and date of delivery and payment are called the "Option Shares Closing Date"). The Firm Shares Closing Date and the Option Shares Closing Date are called, individually, a "Closing Date" and, together, the "Closing Dates."

          Certificates evidencing the Shares shall be registered in such names and shall be in such denominations as the Representatives shall request at least two full business days before the Firm Shares Closing Date or, in the case of Option Shares, on the day of notice of exercise of the option as described in
Section 1(b) and shall be made available to the Representatives for checking and packaging, at such place as is designated by the Representatives, at least one full business day before the Firm Shares Closing Date (or the Option Shares Closing Date in the case of the Option Shares).

          3. Registration Statement and Prospectus; Public Offering. The Company has prepared in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the published rules and regulations thereunder (the "Rules") adopted by the Securities and Exchange Commission (the "Commission"), a registration statement on Form S-2 (No. 33-63509), including a preliminary prospectus relating to the Shares, and has filed with the Commission the Registration Statement and such amendments thereto as may have been required to the date of this Agreement. Copies of such Registration Statement (including all amendments thereto) and of the related preliminary prospectus have heretofore been delivered by the Company to you. The term "Registration Statement" means the Registration Statement as amended at the time and on the date it becomes effective (the "Effective Date"), including all information incorporated by reference therein and all exhibits and information, if any, deemed to be part of the Registration Statement pursuant to Rule 424(a) and Rule 430A of the Rules. The term "preliminary prospectus" means any preliminary prospectus (as described in Rule 430 of the Rules) included at any time as a part of the Registration Statement, including all information incorporated by reference therein. The term "Prospectus" means the prospectus, including all information incorporated by reference therein, in the form first used to confirm sales of the Shares (whether such prospectus was included in the Registration Statement at the time of effectiveness or was subsequently filed with the Commission pursuant to Rule 424(b) of the Rules).

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          The Company understands that the Underwriters propose to make a public offering of the Shares, as set forth in and pursuant to the Prospectus, as soon after the Effective Date and the date of this Agreement as the Representatives deem advisable. The Company hereby confirms that the Underwriters and dealers have been authorized to distribute or cause to be distributed each preliminary prospectus and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).

          4. Representations and Warranties of the Company. (A) The Company hereby represents and warrants to each Underwriter as follows:

          (a) On the Effective Date, the Registration Statement complied, and, on the date of the Prospectus, on the date any post-effective amendment to the Registration Statement shall become effective, on the date any supplement or amendment to the Prospectus is filed with the Commission and on each Closing Date, the Registration Statement and the Prospectus (and any amendment thereof or supplement thereto) will comply, in all material respects, with the applicable provisions of the Securities Act and the Rules and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the Commission thereunder; the Registration Statement did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the other dates referred to in this subparagraph (a) above neither the Registration Statement nor the Prospectus, nor any amendment thereof or supplement thereto, will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(a) of the Rules) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus as amended or supplemented complied in all material respects with the applicable provisions of the Securities Act and the Rules and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Company makes no representation or warranty as to the paragraphs with respect to stabilization and passive market making on the inside front cover page of the Prospectus and the statements contained in the third and fourth paragraphs under the caption "Underwriting" in the Prospectus. The Company and the Option Selling

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     Stockholders acknowledge that such statements constitute the only information furnished in writing by the Representatives on behalf of the several Underwriters specifically for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus.

          (b) All contracts, documents and other information required to be filed as exhibits to the Registration Statement have been filed with the Commission as exhibits to the Registration Statement as so required. The documents incorporated by reference in the Registration Statement or the Prospectus, at the time they were or hereafter are filed or last amended, as the case may be, with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder.

          (c) The consolidated financial statements of the Company (including all notes and schedules thereto) included or incorporated by reference in the Registration Statement and Prospectus comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and fairly present the financial position, the results of operations and cash flows and the stockholders' equity and the other information purported to be shown therein of the Company at the respective dates and for the respective periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles, except as noted therein, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of the results for such periods have been made; and the other financial and statistical information and the supporting Schedules included or incorporated by reference in the Prospectus and in the Registration Statement present fairly, in all material respects, the information required to be stated therein.

          (d) Ernst & Young LLP, whose reports are filed with the Commission as a part of the Registration Statement, are and, during the periods covered by their reports, were independent public accountants as required by the Securities Act and the Rules.


          (e) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company has no subsidiary or subsidiaries and does not control, directly or indirectly, any corporation, partnership, joint venture, association or other business organization other than All American FDF Holdings, Inc., a Delaware corporation ("FDF"), Fremantle (Deutschland) Fernseh Produktions, GmbH, a German corporation ("FFP"), All American Television,


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     Inc., a Delaware corporation ("AAT"), The Baywatch Production Company, a
     California corporation ("BPC"), The Baywatch Nights Production Company, a California corporation ("BNP"), LBS Communications, Inc., a New York corporation ("LBS"), All American Television Production, Inc., a California corporation ("AATP"), The Malibu Branch Production Company, a California corporation ("MBP"), Scotti Brothers Entertainment Industries, Inc., a Delaware corporation ("SBEI"), Santa Monica Sound Recorders , Inc., a California corporation ("SMSR"), SBSVTV, Inc., a California corporation ("SBSVTV"), Scotti Brothers Records, Inc., a California corporation ("SBR"), All American Fremantle International, Inc., a Delaware corporation ("AAFI"), Fremantle International, Inc., a New York corporation ("FI"), All American/Fremantle (U.K.) Productions, Ltd., a corporation in the United Kingdom ("FP"), All American Goodson, Inc., a Delaware corporation ("AAG"), Mark Goodson Productions, LLC, a New York limited liability company ("MGP"), All American Television II, Inc., a Delaware corporation ("AATII") and All American Fremantle II, Inc., a Delaware corporation ("AAFII"), each of which is a wholly-owned direct or indirect subsidiary of the Company except as described in the Prospectus. The only subsidiaries that are material to the business, results of operations or financial condition of the Company are AAT, AAFI, SBEI, BNP, BPC, FFP, AAG, FDF, FP, AAFII and MGP (collectively, the "Subsidiaries"). Each of the Subsidiaries is a validly existing corporation in good standing under the laws of its state of incorporation or organization. The Company and each of the Subsidiaries is duly qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the character or location of its assets or properties (owned, leased or licensed) or the nature of its business makes such qualification necessary except for such jurisdictions where the failure to so qualify would not have a material adverse effect on the assets or properties, business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole (a "Material Adverse Effect"). The Company and each of the Subsidiaries has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity, to own, lease and license its assets and properties and conduct its businesses as now being conducted and as described in the Registration Statement and the Prospectus; and the Company has all such corporate power and


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
     authority, and such authorizations, approvals, consents, orders, licenses, certificates and permits to execute and deliver this Agreement and to perform its obligations under this Agreement and to issue and sell the Shares (except as may be required under the Securities Act and state and foreign Blue Sky laws).


          (f) All of the issued and outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, and, on the Closing Date, FDF, AAT, AATP, SBEI, AAP and AAFI will be owned directly by the Company and FFP will be owned directly by FDF, BPC, BNP, and LBS and AATII will be owned directly by AAT, MBP will be owned directly by AATP, SMSR, SBSVTV and SBR will be owned directly by SBEI and FI, AAFII and FP will be owned directly by AAFI. All shares or other ownership interests in each Subsidiary owned by the Company or any Subsidiaries are fully paid and nonassessable, and are owned by the Company or such Subsidiary free and clear of any security interest, mortgage, pledge, claim, lien, encumbrance or adverse interest of any nature (each, a "Lien") except as contemplated by the Credit, Security, Guaranty and Pledge Agreement dated as of April 13, 1995, as amended as of April 13, 1995, and as further amended as of November 10, 1995, among the Company, the other borrowers named therein, the other Guarantors named therein, the lender's named therein and Chemical Bank, as Agent and Chemical Bank as Fronting Bank (as amended, the "Chemical Bank Loan") and as disclosed in the Prospectus. Excepts as disclosed in the Registration Statement, there are no outstanding subscriptions, rights, warrants, options, calls, convertible or exchangeable securities, commitments of sale, or Liens (except as contemplated by the Chemical Bank Loan) related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interests in, any Subsidiary.


          (g) The Company and each of the Subsidiaries owns or possesses adequate and enforceable rights to use each of the trademarks and copyrights, referred to in the Registration Statement and the Prospectus and, except as disclosed in the Registration Statement and the Prospectus, owns or possesses adequate and enforceable rights to use all other patents, patent applications, trademarks, trademark applications, service marks, copyrights, copyright applications, licenses performing right, literary, dramatic, musical, artistic, personal, private or contract right and other similar rights (collectively, "Intangibles") necessary for the conduct of its businesses as now being conducted and as described in the Registration Statement and the Prospectus except where the failure to have any such right would not singly, or in the aggregate, have a Material Adverse Effect. Neither the Company nor any Subsidiary has infringed, is infringing, or

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     has received any notice of infringement of, any Intangible of any other person, that will have a Material Adverse Effect and the Company does not know of any basis therefor. Except as disclosed in the Prospectus, there is no claim, suit, action or proceeding pending or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries that involves a claim of infringement of any Intangibles (except for such claims as would not, singly or in the aggregate, have a Material Adverse Effect) and the Company has no knowledge of any existing infringement by any other person of any Intangible held by the Company or any of the Subsidiaries that could result in a Material Adverse Effect.



          (h) The Company and each of the Subsidiaries has good and marketable title in fee simple to each of the items of real property and good title to each of the items of personal property which are reflected in the financial statements referred to in Section 4(c) (except as disposed of after the date of such financial statements in the ordinary course of business) or are referred to in the Registration Statement and the Prospectus as being owned by it and valid and enforceable leasehold interests in each of the items of real and personal property which are referred to in the Registration Statement and the Prospectus as being leased by it, in each case free and clear of all liens, encumbrances, claims, security interests and defects, other than those described in the Registration Statement and the Prospectus and those which do not and will not have a Material Adverse Effect.


          (i) Except as disclosed in the Registration Statement and the Prospectus, there is no litigation or governmental or other proceeding or investigation before any court or before or by any public body or board pending or, to the Company's best knowledge, threatened (and the Company does not know of any basis therefor) against or involving the assets, properties or businesses of, the Company or any Subsidiary which if determined adversely to the Company or any Subsidiary would have a Material Adverse Effect.

          (j) No action has been taken with respect to the Company or any of its Subsidiaries, and no statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency which prevents the issuance of the Shares, suspends the effectiveness of the Registration Statement, prevents or suspends the use of preliminary prospectuses or suspends the sale of the Shares in any jurisdiction referred to in Section 6(e) hereof; no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction has been issued with respect to the Company or any of its Subsidiaries which would prevent the issuance of the Shares,

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     suspend the effectiveness of the Registration Statement, prevent or suspend the use of preliminary prospectuses or suspend the sale of the Shares in any jurisdiction referred to in Section 6(e) hereof; no action, suit or proceeding before any court or arbitrator or any governmental body, agency or official (domestic or foreign), is pending against or, to the knowledge of the Company, threatened against, the Company or any of its Subsidiaries which, if adversely determined, could reasonably be expected to (a) interfere with or adversely affect the issuance of the Shares, or (b) in any manner invalidate this Agreement; and every request of the Commission, or any securities authority or agency of any jurisdiction, for additional information (to be included in the Registration Statement or the Prospectuses or otherwise) has been complied with in all material respects or responded to in a manner the Company believes to be acceptable to the Commission or such securities authority.


          (k) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as described therein, there has not been any change in the assets or properties, business, results of operations, prospects or financial condition of the Company or any Subsidiary, whether or not arising from transactions in the ordinary course of business which could have a Material Adverse Effect; neither the Company nor any Subsidiary has sustained any loss or interference with its assets, businesses or properties from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree which could have a Material Adverse Effect; and since the date of the latest balance sheet included in the Registration Statement and the Prospectus, except as reflected therein, neither the Company nor any Subsidiary has undertaken any liability or obligation, direct or contingent, except (i) for liabilities or obligations undertaken in the ordinary course of business, (ii) liabilities or obligations that are not material to the business, operations or financial condition of the Company and its subsidiaries taken as a whole, and (iii) as disclosed in the Registration Statement and the Prospectus.


          (l) Each agreement listed in the Exhibits to the Registration Statement is in full force and effect and is valid and enforceable by the Company or Subsidiary, as the case may be, in accordance with its terms, assuming the due authorization thereof by each of the other parties thereto, except (A) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles. Except as disclosed in the Prospectus, none of the Company, any

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     Subsidiary or to the best of the Company's knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, which default or event would have a Material Adverse Effect. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or any Subsidiary of any other indenture, mortgage, deed of trust, note or any other agreement or instrument to which the Company or any Subsidiary is a party or by which it or its properties or businesses may be bound or affected, which default or event would have a Material Adverse Effect.

          (m) Neither the Company nor any Subsidiary is in violation of any term or provision of its charter or by-laws or of any franchise, license, permit, judgment, decree, order, statute, rule or regulation, where the consequences of such violation would have a Material Adverse Effect.


          (n) Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares to be sold by the Company and the Option Selling Stockholders of the Shares to be sold by them) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any Subsidiary pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which it or any its properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any Subsidiary or violate any provision of the charter or by-laws of the Company or any Subsidiary, except for such consents or waivers which have already been obtained in writing and are in full force and effect, which could have a Material Adverse Effect or prevent the consummation of any of the transactions contemplated hereby.


          (o) The Company has authorized and outstanding capital stock as set forth under the caption "Capitalization" in the Prospectus. All of the outstanding shares of Common Stock, including the Shares to be purchased by the Underwriters

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

     from the Option Selling Stockholders at the time of sale to the Underwriters, have been duly and validly issued and are fully paid and nonassessable and none of them was issued in violation of any preemptive or other similar right. The Shares, when issued (in the case of Shares to be sold by the Company) and sold pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable and none of them will be issued in violation of any preemptive or other similar right. Except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, material plan or arrangement to issue, any share of capital stock of the Company or any security convertible into, or exercisable or exchangeable for, such capital stock. The Common Stock and the Shares conform in all material respects to all statements in relation thereto contained in the Registration Statement and the Prospectus.



          (p) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as described or referred to therein, neither the Company nor any Subsidiary has (i) issued any securities or incurred any material liability or obligation, direct or contingent, for borrowed money, (ii) entered into any material transaction not in the ordinary course of business or (iii) declared or paid any dividend or made any distribution on any shares of its capital stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock.


          (q) Except for the Shares to be sold by the Option Selling Stockholders, no holder (except as disclosed in writing to the Representatives) of any security of the Company or any Subsidiary has any right which has not been waived in writing to have any security owned by such holder included in the Registration Statement or any right which has not been waived in writing to demand registration of any security owned by such holder during the period ending 180 days from this Agreement. The Company has obtained from all directors and executive officers of the Company and certain other employee stockholders listed on Schedule III hereto, who together hold 3,763,765 shares of Common Stock and holders of options and warrants exercisable for an aggregate of 657,000 shares of Common Stock (of which 91,300 shares are currently vested), their written agreement that for a period of at least 180 days from the date of this Agreement (so long as such persons are employees of the Company) they will not, without the prior written consent of the Representatives, offer for sale, sell, distribute, grant any option for the sale of or otherwise encumber or dispose of, directly or indirectly, or exercise any registration rights with respect to, any shares of capital stock of the Company owned by them (other than the Option Shares).

          (r) All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares. This Agreement has been duly and validly executed and delivered by the Company and constitutes and will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (A) as the enforceability thereof may be limited to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles and (B) with respect to this Agreement, to the extent that rights to indemnify or contribution under this Agreement may be limited by federal and state securities laws or the public policy underlying such laws.





          (s) The Company and each of the Subsidiaries is conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal employment, truth-in-advertising, franchising, immigration and environmental laws and regulations, except where the failure to be so in compliance would not have a Material Adverse Effect.



          (t) No transaction has occurred between or among the Company, any Subsidiary and any of their respective officers or directors or any affiliate or affiliates of any such officer or director that is required to be described in and is not described in the Registration Statement and the Prospectus.



          (u) The Company has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of any of the Shares.



          (v) The Company has filed all federal, state, local and foreign tax returns which are required to be filed through the date hereof (except for state, local or foreign tax returns the failure to file of which would not have a Material Adverse Effect), or has received extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due.


          (w) Neither the Company nor any of its Subsidiaries has, directly or indirectly, paid or delivered any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the business or operations of the Company and its Subsidiaries which the Company knows or has reason to believe to have been illegal under any Federal, state or local laws of the United States or any other country having jurisdiction; and neither the Company nor any of its Subsidiaries has participated, directly or indirectly, in any boycotts or other similar practices in contravention of law affecting any of its actual or potential customers.



          (x) Neither the Company nor any of its Subsidiaries has any knowledge of any actionable violation of any Federal, state or local law relating to employment and employment practices, discrimination in the hiring, promotion or pay of employees nor any applicable wage or hour laws, nor any provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") or the rules and regulations promulgated thereunder. There is (A) no significant unfair labor practice complaint pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened against either of them, before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened against any of them, (B) no labor strike, dispute, slowdown or stoppage ("Labor Dispute") in which the Company or any of it Subsidiaries is involved nor, to the best knowledge of the Company, is any Labor Dispute imminent, other than routine disciplinary and grievance matters, the Company is not aware of any existing or imminent Labor Dispute by the employees of any of its principal suppliers, manufacturers or contractors and (C) no question concerning union representation within the meaning of the National Labor Relations Act existing with respect to the employees of the Company or any of its Subsidiaries and, to the best knowledge of the Company, no union organizing activities are taking place.



          (y) Neither the Company nor the Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (z) The Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; AND
     (3) access to assets is permitted only in accordance with management's general or specific authorization.



          (aa) The Company's Restated Certificate of Incorporation, in the form of Exhibit A hereto (the "Amended and Restated Certificate"), is in full force and effect.



          (ab) The Shares have been approved for quotation on the National Association of Securities Dealers Automated Quotation ("Nasdaq") National Market, subject to official notice of issuance.




          (ac) The Company meets, and on the Effective Date of the Registration Statement and on each Closing Date will meet, the conditions for use of Form S-2 under the Securities Act and the Rules.



          (ad) The board of directors of the Company does not have any arrangement, commitment or agreement that, if consummated, would result in a "Change of Control" as that term is defined in any agreement of the Company or any Subsidiary.



          (ae) The Company has complied with all of the requirements and filed the required forms as specified in Florida Statutes Section 517.075.


          (B) Each Option Selling Stockholder, severally and not jointly, represents and warrants as to itself only to each Underwriter that:

          (a) This Agreement and such Option Selling Stockholders' Custody Agreement and Power of Attorney (the "Custody Agreement and Power of Attorney") among such Option Selling Stockholder and Anthony J. Scotti and Thomas Bradshaw, as attorneys-in-fact (the "Attorneys-in-Fact"), and Thomas Bradshaw, as custodian (the "Custodian"), have been duly and validly executed and delivered by each such selling stockholder and, in the case of this Agreement, assuming the due execution and delivery of this Agreement by the other parties hereto, each constitute the legal, valid and binding obligation of such selling stockholder, enforceable against such selling stockholder in accordance with their respective terms, except (i) as the enforceability hereof and thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles and (ii) to the extent that rights to indemnity or contribution under this Agreement may be limited by federal and state securities laws or the public policy underlying such laws. The Attorneys-in-Fact, and each or any of them are authorized to execute and deliver this Agreement on behalf of such Option Selling Stockholder to determine the purchase price to be paid by the Underwriters to such Option Selling Stockholder (subject to any pricing limitation set forth in the Custody Agreement and Power of Attorney), as provided in Section 1 hereof, to authorize the delivery of the Shares to be sold by such Option Selling Stockholder hereunder, to accept payment therefor, and otherwise to act on behalf of such Option Selling Stockholder in connection with this Agreement.


          (b) At the Option Shares Closing Date, each Option Selling Stockholder will have valid title to the Shares to be sold by it pursuant to this Agreement, with the legal right and full power and authority to enter into this Agreement and to sell, transfer and deliver such Shares hereunder and, upon the delivery of and payment for such Shares as contemplated hereby, and assuming that the several Underwriters have taken delivery of such Shares in good faith and without notice of any adverse claim, the several Underwriters will receive valid title to its ratable share of the Shares purchased by it from the Option Selling Stockholder in each case free and clear of all liens, encumbrances, security interests, restrictions or claims whatsoever, except for those created or imposed by the Underwriters.


          (c) All information with respect to such Option Selling Stockholder contained in the Registration Statement and Prospectus is true and correct in all material respects and does not omit to state any material fact necessary to make such information not misleading.

          (d) Such Option Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which will reasonably be expected to constitute, stabilization or manipulation of the price of the Common Stock (or any other capital stock of the Company) to facilitate the sale or resale of any of the Shares, and other than as permitted by the Securities Act, no Option Selling Stockholder has distributed and will not distribute any prospectuses or other offering materials in connection with the offering and sale of the Shares.

          (e) All authorizations, approvals and consents necessary for the execution, delivery and performance of such Option Selling Stockholder of the Custody Agreement and Power of Attorney, the execution, delivery and performance by or on behalf of such Option Selling Stockholder of this Agreement, and the sale and delivery by such Option Selling Stockholder to the Underwriters of the Shares to be sold by such Option Selling Stockholder hereunder (other than, at the time of the execution hereof, the issuance of the order of the Commission declaring the Registration Statement effective and such authorizations, approvals or consents as may be necessary under state securities laws) have been obtained and are in full force and effect; and such Option Selling Stockholder has all requisite right, power and authority to enter into and perform its obligations under this Agreement and the Custody Agreement and Power of Attorney.

          (f) Such Option Selling Stockholder hereby repeats and confirms as if set forth in full herein each of the representations, warranties and agreements made by such Option Selling Stockholder in the Custody Agreement and Power of Attorney and agrees that such representations, warranties and agreements are made hereby for the benefit of, and may be relied upon by,
     (i) the Representatives, the Underwriters and Morgan, Lewis & Bockius LLP, counsel to the Underwriters, (ii) the Company and Kaye, Scholer, Fierman, Hays & Handler, counsel to the Company, (iii) Schwartzman, Weinstock, Garelick & Mann, P.C. ("SWGM"), counsel to the Option Selling Stockholders,
     (iv) each other Option Selling Stockholder.


          (g) The Option Selling Stockholders shall have placed (i) either (A) shares of the Company's common stock or (B) executed exercise notices relating to the exercise of existing stock options for shares of the Company's common stock, together with irrevocable instructions to the Custodian to exercise such option upon the Representatives exercising the over-allotment option set forth in Section 1(b) hereof and (ii) executed copies of an exchange agreement between such Option Selling Stockholder and the Company, providing for the exchange of such shares of common stock into shares of Common Stock in custody with the Custodian for the purpose of effecting delivery to the Underwriters hereunder.

          5. Conditions of the Underwriters' Obligations. The obligations of the Underwriters under this Agreement are several and not joint. The respective obligations of the Underwriters to purchase the Shares are subject to each of the following terms and conditions:

          (a) The Registration Statement shall have become effective and the Prospectus shall have been timely filed with the Commission in accordance with Section 6(A)(a).


          (b) No order preventing or suspending the use of any preliminary prospectus or the Prospectus shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Representatives as evidenced by the effectiveness of the Registration Statement. No stop order suspending the sale of the Shares in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.



          (c) The representations and warranties of the Company and the Option Selling Stockholders contained in this Agreement and in the certificates delivered pursuant to Section 5(d) and 5(e) shall be true and correct in all material respects when made and on and as of each Closing Date as if made on such date and the Company and the Option Selling Stockholders shall have performed in all material respects all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by it or them at or before such Closing Date.


          (d) The Representatives shall have received on each Closing Date an Officers' Certificate, addressed to the Representatives and dated such Closing Date, of the chief executive or chief operating officer and the chief financial officer or chief accounting officer of the Company, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and that the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of such Closing Date with the same effect as if made on such Closing Date (it being understood that this condition is not intended to change any expressly stated date in any such representation or warranty) and the Company has performed in all material respects all covenants and agreements and satisfied all conditions contained in this Agreement required to be performed or satisfied by it at or prior to such Closing Date.

          (e) The Representatives shall have received on such Closing Date a certificate, addressed to the Representatives and dated such Closing Date, of each Option Selling Stockholder to the effect that such Option Selling Stockholder has carefully examined the Registration Statement, the Prospectus and this Agreement and that the representations and warranties of such Option Selling Stockholder in this Agreement are true and correct on and as of such Closing Date with the same effect as if made on such Closing Date and such Option Selling Stockholder has performed all covenants and agreements and satisfied all conditions contained in this Agreement required to be performed or satisfied by such Option Selling Stockholder at or prior to such Closing Date.

          (f) (i) The Representatives shall have received at the time this Agreement is executed and on each Closing Date a letter or letters signed by Ernst & Young LLP, addressed to the Representatives and dated, respectively, the date of this Agreement and each such Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Securities Act and the Rules, that the response to Item 10 of the Registration Statement is correct insofar as it relates to them and stating in effect that:

               (A) in their opinion the audited financial statements and financial statement schedules included and incorporated by reference in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Rules;

               (B) on the basis of a reading of the amounts included in the Registration Statement and the Prospectus under the headings "Summary Selected Consolidated Financial Data", "Certain Pro Forma Data", "Selected Consolidated Financial Data," and "Certain Pro Forma Information" carrying out certain procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter, a reading of the minutes of the meetings of the stockholders and directors of the Company, and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company as to transactions and events subsequent to the date of the latest audited financial statements, nothing came to their attention which caused them to believe that:

                    1. the unaudited financial statements as of and for the nine months ended September 30, 1995 included in the Registration Statement (i) do not comply in form in all material respects with the applicable accounting requirements of the Securities Act and the Rules and (ii) are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements; or


                    2. (x) with respect to the Company there were, at a specified date not more than five business days prior to the date of the letter, any changes in the capital stock, increase in long-term debt, or any decrease in consolidated net assets or stockholders' equity of the consolidated companies, as compared with the amounts shown on the Company's unaudited September 30, 1995 balance sheet included in the Registration Statement, or (y) for the period from September 30, 1995 to such specified date not more than five business days prior to the date of the letter, there were any decrease, as compared with the corresponding period in the preceding year, in consolidated net revenues or in the total or per-share amounts of consolidated net income in which case the Company shall deliver to the Representatives a letter containing an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives or is set forth in or contemplated by the Registration Statement; and



               (C) they have performed certain other procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in and incorporated by reference in the Registration Statement and the Prospectus and reasonably specified by the Representatives agrees with the accounting records of the Company, or in analyses prepared by the Company from its accounting records.

          (ii) The Representatives shall have received at the time this Agreement is executed and on each Closing Date a letter signed by Price Waterhouse LLP, addressed to the Representatives and dated, respectively, the date of this

     Agreement and each Closing Date in form and substance satisfactory to the Representatives.

References to the Registration Statement and the Prospectus in this paragraph
(f) are to such documents as amended and supplemented at the date of the letter.


Notwithstanding the foregoing, any changes noted in item (B)(2) above that are not material to the business, operation or financial condition of the Company and its subsidiaries taken as a whole, shall be deemed not to be a failure to comply with the condition contained in this subsection (f).



          (g)  The Representatives shall have received on each Closing Date from
     (i) Kaye, Scholer, Fierman, Hays & Handler, counsel for the Company, (ii) Leonard Breijo, Esq., in-house counsel to the Company, and (iii) ________________, foreign counsel to the Company, an opinion, in each case addressed to the Representatives and dated such Closing Date, substantially in the form attached hereto as Exhibit B, Exhibit C, and Exhibit D, respectively.


          (h) The Representatives shall have received on the Option Shares Closing Date from SWGH, counsel for each of the Option Selling Stockholders, an opinion, addressed to the Representatives and dated such Closing Date, and stating in effect that:

               (A) If not an individual, such Option Selling Stockholder, as the case may be, has been duly organized, validly existing and in good standing under the laws of the state of the jurisdiction of its organization. Such Option Selling Stockholder has all requisite power and authority (corporate, partnership or otherwise) and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits to enter into, deliver and perform this Agreement and the Custody Agreement and Power of Attorney, and to sell the Shares to be sold by it hereunder, other than those required under the Securities Act and state and foreign Blue Sky laws. This Agreement, the Custody Agreement and Power of Attorney, have each been duly and validly authorized, executed and delivered by such Option Selling Stockholder and constitute the legal and valid obligation of such Option Selling Stockholder.

               (B) No consent, approval, authorization or order of any federal or state court or governmental agency or body is required for the performance of this Agreement and the Custody Agreement and Power of Attorney, by such Option Selling Stockholder or the sale of the

          Shares to be sold by such Option Selling Stockholder, except such as have been or will be obtained under the Securities Act and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of such Shares by the several Underwriters (as to which such counsel need express no opinion) and such as may be required under the rules of the National Association of Securities Dealers, Inc. with respect to the underwriting arrangements reflected in this Agreement (as to which such counsel need express no opinion).

               (C) To the best of such counsel's knowledge, there is no litigation or governmental or other proceeding or investigation before any court or before or by any public body or board pending or threatened against, or involving the assets, properties or business of such Option Selling Stockholder which might have a material adverse effect upon the ability of such stockholder to perform its obligations under this Agreement.

               (D) Upon delivery by the Option Selling Stockholder to the several Underwriters of certificates representing the Shares being sold hereunder by such Option Selling Stockholder and the payment by the Underwriters of the purchase price therefore, assuming the Underwriters take delivery of such Shares in good faith and without notice of any adverse claim, each of the Underwriters will receive valid title to the ratable share of the Shares purchased by it from the Option Selling Stockholders in each case, free and clear of any liens, encumbrances, security interests and claims whatsoever, except for those created or imposed by the Underwriters.

               (E) None of the execution, delivery and performance of this Agreement, the sale of the Shares by such Option Selling Stockholder, nor the performance of any of such Option Selling Stockholder's obligations pursuant to this Agreement will (i) to the best knowledge of such counsel, conflict with, result in a breach of, or constitute a default under the terms of any material indenture or other agreement or instrument to which such Option Selling Stockholder is a party or bound, or constitute a default under, any applicable statute, rule or regulation to which such Option Selling Stockholder is subject, or to which any of the material properties of such Option Selling Stockholder is subject, or order of any court or governmental agency or body having jurisdiction over such Option Selling Stockholder or any of its material properties or (ii) violate any of the provisions of the charter or by-laws of or other organizational documents of such stockholder as in effect on the date of the opinion (unless such stockholder is an individual).

                    Notwithstanding anything herein to the contrary, counsel to the Option Selling Stockholders shall not be required to opine as to matters relating to compliance or filings required by any applicable Federal or state securities laws.

          To the extent deemed advisable by such counsel, they may rely as to matters of fact on certificates of responsible officers of the Company, the Option Selling Stockholders and public officials and with respect to the opinion that this Agreement constitutes the legal and valid obligation of each of the Option Selling Stockholders, counsel not admitted to practice in the State of New York may assume without any inquiry that the law of the jurisdiction where such counsel is admitted to practice is identical to the law of State of New York without regard to conflicts of laws. Copies of such certificates shall be furnished to the Representatives and counsel for the Underwriters.

          (i) All proceedings taken in connection with the sale of the Firm Shares and the Option Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and their counsel and the Underwriters shall have received from Morgan, Lewis & Bockius LLP a favorable opinion, addressed to the Representatives and dated such Closing Date, with respect to the Shares, the Registration Statement and the Prospectus and such other related matters as the Representatives may reasonably request, and the Company and the Option Selling Stockholders shall have furnished to Morgan, Lewis & Bockius LLP such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

          (j) The Representatives shall have received on each Closing Date a certificate, including exhibits thereto, addressed to the Representatives and dated such Closing Date, of the Secretary or an Assistant Secretary of the Company, signed in such officer's capacity as such officer, as to the
     (i) certificate of incorporation and bylaws of the Company, (ii) resolutions authorizing the execution and delivery of the Registration Statement, this Agreement and the performance of the transactions contemplated by this Agreement, the Registration Statement, the Prospectus and the offering of the Shares and (iii) incumbency of the person or persons authorized to execute and deliver the Registration Statement, this Agreement and any other documents contemplated by the offering of the Shares.

         (k) The Representatives shall have received on each Closing Date certificates of the Secretaries of States (or comparable officials) where the Company and each Subsidiary is incorporated and doing business as to the good standing of the Company and each Subsidiary, listing all charter documents on file, qualification of the Company and each Subsidiary to do business as a foreign corporation, payment of taxes and filing of annual reports. In addition, the Representatives shall have received copies of all charter documents of the Company and each Subsidiary certified by the Secretary of State of the state of incorporation or organization.

         (l) The Representatives shall have received on each Closing Date a certificate, addressed to the Representatives, and dated such Closing Date, of an executive officer of the Company to the effect that the signer of such certificate has reviewed and understands the provisions of Section 517.075 of the Florida Statutes, and represents that the Company has complied, and at all times will comply, with all provisions of Section 517.075 and further, that as of such Closing Date, neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba.

         (m) At each Closing Date, the Shares shall have been approved for quotation on the Nasdaq National Market, subject to official notice of issuance.


Notwithstanding the foregoing, the respective obligation of the Underwriters to purchase the Firm Shares shall not be subject to (i) the representations and warranties and covenants of the Option Selling Stockholder contained in Section 5(c) above, (ii) Section 5(e) above, (iii) Section 5(h) above, and (iv) the proceeding taken in connection with the sale of the Option Shares as described in Section 5(i) above.


         6. Covenants of the Company and the Selling Stockholders. (A) The Company, and where specifically stated to be a covenant of the Option Selling Stockholders, each of the Option Selling Stockholders, covenants and agrees as follows:

         (a) The Company shall prepare the Prospectus in a form approved by the Representatives and file such Prospectus (or a term sheet as permitted by Rule 434(b) under the Securities Act) pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if such second business day would be more than fifteen business days after the Effective Date of the Registration Statement or any post-effective amendment thereto, such earlier date as would permit such Prospectus to be filed without filing a post-effective amendment as set forth in Rule 430A(a)(3) under the Securities Act, and shall promptly advise the Representatives (i) when the Registration Statement shall have become effective, (ii) when any amendment thereof shall have become effective,
    (iii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (iv) of the prevention or suspension of the use of any preliminary prospectus or the Prospectus or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company shall not file any amendment of the Registration Statement or amendment or supplement to the Prospectus unless the Company has furnished the Representatives a copy for its review prior to filing and shall not file any such proposed amendment or supplement to which the Representatives reasonably object. The Company shall use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

         (b) If, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act and the Rules, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules, the Company promptly shall (i) notify the Representatives and (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 6(A), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.

         (c) The Company shall make generally available to its security holders and to the Representatives as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the Effective Date occurs (or 90 days if such 12-month period coincides with the Company's fiscal year), an earnings statement (which need not be audited) of the Company, covering such 12-month period, which shall satisfy the provisions of Section 11(a) of the Securities Act or Rule 158 of the Rules.

         (d) The Company shall furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including all exhibits thereto and amendments thereof) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and all amendments thereof and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act or the Rules, as many copies of any preliminary prospectus and the Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request.


         (e) The Company shall cooperate with the Representatives and their counsel in endeavoring to qualify the Shares for offer and sale under the Securities or "Blue Sky" laws of such jurisdictions as the Representatives may designate and shall maintain such qualifications in effect so long as required for the initial distribution of the Shares by the Underwriters; provided, however, that neither the Company nor any Option Selling Stockholder shall be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction in which it is not otherwise subject.


         (f) For a period of two years after the date of this Agreement, the Company shall supply to the Representatives, and to each other Underwriter who may so request in writing, copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock and furnish to the Representatives a copy of each annual or other report it shall be required to file with the Commission.


         (g) Without the prior written consent of the Representatives, for a period of 180 days after the date of this Agreement, neither the Company nor the Option Selling Stockholders shall issue, offer to sell, sell, distribute or register with the Commission, or otherwise encumber or dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into, exercisable for or exchangeable for equity securities of the Company), provided however, that the Company may issue shares of Common Stock or Class B Common Stock, as the case may be, (i) in connection with the offering of the Firm Shares and the Option Shares,
    (ii) pursuant to any employee benefit plan, (iii) upon conversion of the Notes (as defined in the Prospectus) or exercise of options or warrants outstanding on the date hereof, (iv) upon conversion of shares of Common Stock into Class B Common Stock pursuant to the terms of the Company's Restated Certificate of Incorporation (following amendment to the Company's Restated Certificate of Incorporation as contemplated by the Prospectus) (v) pursuant to a merger, acquisition or other business combination in exchange for stock or assets in any such merger, acquisition or combination or in a private placement to one or more strategic investors (as determined in good faith by the Company's Board of Directors) or (vi) pursuant to an existing agreement with a specified individual in an amount not to exceed 15,000 Shares.

         (h) On or before completion of this offering, the Company shall make all filings required under applicable securities laws and by the Nasdaq National Market (including any required registrations and filings under the Exchange Act) in a timely manner.

         (i) The Company shall use the proceeds from the sale of the Shares in the manner described in the Prospectus under the caption "Use of Proceeds."

         (j) The Company will use its best efforts to do and perform all things required to be done and performed under this Agreement by it prior to or after each Closing Date and to satisfy all conditions precedent to the delivery of the Shares.

(B) The Company agrees to pay, or reimburse if paid by the Representatives, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses of the Company and the Option Selling Stockholders incident to the public offering of the Shares and the performance of the obligations of the Company and the Option Selling Stockholders under this Agreement including those relating to (i) the preparation, printing, filing and distribution of the Registration Statement including all exhibits thereto, each preliminary prospectus, the Prospectus, all amendments and supplements to the Registration Statement and the Prospectus, and the printing, filing and distribution of this Agreement; (ii) the preparation and delivery of certificates for the Shares to the Underwriters; (iii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the various jurisdictions referred to in Section 6(A)(e), including the reasonable fees and disbursements of counsel for the Underwriters in connection with such registration and qualification and the preparation, printing, distribution and shipment of preliminary and supplementary Blue Sky memoranda; (iv) the furnishing (including costs of shipping and mailing) to the Representatives and to the Underwriters of copies of each preliminary prospectus, the Prospectus and all amendments or supplements to the Prospectus, and of the several documents required by this Section to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold; (v) the filing fees of the National Association of Securities Dealers, Inc. in connection with its review of the terms of the public offering; (vi) the furnishing (including costs of shipping and mailing) to the Representatives and to the Underwriters of copies of all reports and information required by Section 6(A)(f); and (vii) inclusion of the Shares for quotation on the Nasdaq National Market.


         (C) The Company and each Option Selling Stockholder agrees that it will pay (i) all fees and expenses of such stockholder's counsel and (ii) all stock transfer taxes, stamp duties and other similar taxes, if any, payable (A) upon the sale or delivery of the Shares to be sold by such stockholder to the Underwriters, (B) upon the purchase by the Underwriters of the Shares to be sold by such stockholder, or (C) in connection with the consummation by such stockholder of any of its obligations under this Agreement. The Company and the Option Selling Stockholders may agree, as among themselves and without limiting the rights and the Underwriters under this Agreement, as to the payment of such expenses.

         (D) Except as provided in (B) and (C) above, the Underwriters shall pay their own costs and expenses.

         7.   Indemnification.

         (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of
    Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages, liabilities and expenses, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that (i) such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages, liabilities or expenses arising from the sale of the Shares to any person by such Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in such preliminary prospectus, the Registration Statement or the Prospectus, or such amendment or supplement, in reliance upon and in conformity with information furnished in writing to the Company by the Representatives on behalf of any Underwriter specifically for use therein, and (ii) the Company will not be liable for such losses, claims, damages, liabilities and expenses suffered by such Underwriter resulting from an untrue statement or omission or alleged untrue statement or omission that was contained or made in any preliminary prospectus and that was corrected in the Prospectus if, and only if, such Underwriter failed to deliver a copy of the Prospectus to such person with or pursuant to the confirmation of the sale of the Shares. The Company may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to their respective amounts of such liability for which they each shall be responsible. This indemnity agreement will be in addition to any liability which the Company may otherwise have.



         (b) Each Option Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, with respect to any losses, claims, damages, liabilities and expenses arising out of or relating to the breach of any representation or warranty made by such Option Selling Stockholder hereunder.



         (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section
    20 of the Exchange Act, each director of the Company, and each officer of the Company who signs the Registration Statement, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only insofar as such losses, claims, damages or liabilities arise out of or are based solely upon any untrue statement or omission or alleged untrue statement or omission which was made in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, contained in the last paragraph of the cover page, in the paragraphs relating to stabilization and passive market making on the inside front cover page of the Prospectus and the statements with respect to the public offering of the Shares in paragraphs three and four under the caption "Underwriting" in the Prospectus; provided, however, that the obligation of each Underwriter to indemnify the Company (including any controlling person, director or officer thereof) shall be limited to the net proceeds received by the Company from such Underwriter.

         (d) Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 7(a) or 7(b) shall be available to any party who shall fail to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying parties and the indemnified party in the conduct of the defense of such action (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. In no event shall the indemnifying parties be liable for the expense of more than one separate counsel (in addition to local counsel) in any one action. An indemnifying party shall not be liable for any settlement of any action, suit, proceeding or claim effected without its written consent.

         8. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in
Section 7 is due in accordance with its terms but for any reason is held to be unavailable from the Company or the Underwriters, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who may also be liable for contribution) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Option Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 7 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Option Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company the Option Selling Stockholders and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discount and commissions but before deducting expenses) received by the Company and the Option Selling Stockholders, as set forth in the table on the cover page of the Prospectus, bear to (y) the underwriting discount and commissions received by the Underwriters, as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact related to information supplied by the Company, the Option Selling Stockholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, in no case shall any Underwriter (except as may be provided in the Agreement Among Underwriters) be liable or responsible for any amount in excess of the underwriting discount and commissions applicable to the Shares purchased by such Underwriter hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of the Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company subject in each case to clauses (i), and (ii) in the immediately preceding sentence of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent. The Underwriter's obligations to contribute pursuant to this Section 8 are several in proportion to their respective underwriting commitments and not joint.

         9. Termination. This Agreement may be terminated with respect to the Shares to be purchased on a Closing Date by the Representatives by notifying the Company at any time


         (a) in the sole discretion of the Representatives at or before any Closing Date: (i) if on or prior to such date, any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Representatives will in the future materially disrupt, the securities markets; (ii) if there has occurred any new outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, inadvisable to proceed with the offering;
    (iii) if there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Representatives, inadvisable or impracticable to market the Shares; (iv) if trading in the Shares has been suspended by the Commission or trading generally on the New York Stock Exchange, Inc., the American Stock Exchange, Inc. or the NASDAQ National Market has been suspended or limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by said exchanges or by order of the Commission, the National Association of Securities Dealers, Inc., or any other governmental or regulatory authority; or (v) if a banking moratorium has been declared by any state or federal authority, or

         (b) at or before any Closing Date, that any of the conditions specified in Section 5 shall not have been fulfilled when and as required by this Agreement.

              If this Agreement is terminated pursuant to any of its provisions, neither the Company nor any Option Selling Stockholder shall be under any liability to any Underwriter, and no Underwriter shall be under any liability to the Company or any Option Selling Stockholder, except that (y) if this Agreement is terminated by the Representatives or the Underwriters because of any failure, refusal or inability on the part of the Company or an Option Selling Stockholder to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) incurred by them in connection with the proposed purchase and sale of the Shares or in contemplation of performing their obligations hereunder and (z) no Underwriter who shall have failed or refused to purchase the Shares agreed to be purchased by it under this Agreement, without some reason sufficient hereunder to justify cancellation or termination of its obligations under this Agreement, shall be relieved of liability to the Company, the Option Selling Stockholders or to the other Underwriters for damages occasioned by its failure or refusal.

         10. Substitution of Underwriters. If one or more of the Underwriters shall fail (other than for a reason sufficient to justify the cancellation or termination of this Agreement under Section 9) to purchase on any Closing Date the Shares agreed to be purchased on such Closing Date by such Underwriter or Underwriters, the Representatives may find one or more substitute underwriters to purchase such Shares or make such other arrangements as the Representatives may deem advisable or one or more of the remaining Underwriters may agree to purchase such Shares in such proportions as may be approved by the Representatives, in each case upon the terms set forth in this Agreement. If no such arrangements have been made by the close of business on the business day following such Closing Date,

         (a) if the number of Shares to be purchased by the defaulting Underwriters on such Closing Date shall not exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, then each of the nondefaulting Underwriters shall be obligated to purchase such Shares on the terms herein set forth in proportion to their respective obligations hereunder; provided, that in no event shall the maximum number of Shares that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 10 by more than one-ninth of such number of Shares without the written consent of such Underwriter, or

         (b) if the number of Shares to be purchased by the defaulting Underwriters on such Closing Date shall exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, then the Company shall be entitled to an additional business day within which it may, but is not obligated to, find one or more substitute underwriters reasonably satisfactory to the Representatives to purchase such Shares upon the terms set forth in this Agreement.

              In any such case, either the Representatives or the Company shall have the right to postpone the applicable Closing Date for a period of not more than five business days in order that necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or Prospectus) may be effected by the Representatives and the Company. If the number of Shares to be purchased on such Closing Date by such defaulting Underwriter or Underwriters shall exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, and none of the nondefaulting Underwriters or the Company shall make arrangements pursuant to this Section within the period stated for the purchase of the Shares that the defaulting Underwriters agreed to purchase, this Agreement shall terminate with respect to the Shares to be purchased on such Closing Date without liability on the part of any nondefaulting Underwriter to the Company, or any Option Selling Stockholder and without liability on the part of the Company and the Option Selling Stockholders, except in cases as provided in Sections 6(B), 7, 8 and 9. The provisions of this Section shall not in any way affect the liability of any defaulting Underwriter to the Company, the Option Selling Stockholders or the non defaulting Underwriters arising out of such default. A substitute underwriter hereunder shall become an Underwriter for all purposes of this Agreement.

         11. Miscellaneous. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of the Option Selling Stockholders and of the Underwriters set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Option Selling Stockholder or the Company or any of the officers, directors or controlling persons referred to in Sections 7 and 8 hereof, and shall survive delivery of and payment for the Shares.

The provisions of Sections 6(B), 7, 8 and 9 shall survive the termination or cancellation of this Agreement.

         This Agreement has been and is made for the benefit of the Underwriters, the Company and the Option Selling Stockholders and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters, the Company or the Option Selling Stockholders, and directors and officers of the Company and the Option Selling Stockholders, if any, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser of Shares from any Underwriter merely because of such purchase.

         All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or telegraph if subsequently confirmed in writing, as follows:

              if to the Representatives:

                  c/o Oppenheimer & Co., Inc.
                  Oppenheimer Tower
                  World Financial Center
                  New York, New York 10281
                  Attention: Mark A. Leavitt

              if to the Company, to its agent for service as such agent's address appears on the cover page of the Registration Statement,

              if to the Option Selling Stockholders, to the address set forth in the Custody Agreement and Power of Attorney.

              This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

              This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

              Please confirm that the foregoing correctly sets forth the agreement among us.

                                  Very truly yours,

                                  ALL AMERICAN COMMUNICATIONS, INC.


                                  By:
                                      ------------------------------------
                                      Title: President and
                                             Chief Executive Officer



                                  THE OPTION SELLING STOCKHOLDERS NAMED ON
                                  SCHEDULE II HERETO


                                  By:
                                      ------------------------------------
                                      Attorney-in-Fact


Confirmed:

OPPENHEIMER & CO., INC.
ARNHOLD AND S. BLEICHROEDER, INC.
Acting severally on behalf
of itself and as representative
of the several Underwriters
named in Schedule I annexed hereto.

By Oppenheimer & Co., Inc.


By
  ---------------------------------
  Title:  Managing Director

                                   SCHEDULE I

                                                               Number of
                                                             Firm Shares to
      Name                                                    Be Purchased
                                                             --------------
 1.   Oppenheimer & Co. Inc.
 2.   Arnhold and S. Bleichroeder, Inc.

 3.   Bear, Stearns & Co., Inc.
 4.   Donaldson, Lufkin & Jenrette
         Securities Corporation
 5.   Goldman, Sachs & Co.
 6.   Morgan Stanley & Co. Incorporated
 7.   Prudential Securities Incorporated
 8.   Schroder Wertheim & Co. Incorporated
 9.   Wasserstein Perella Securities Inc.

10.   William Blair & Company
11.   Crowell, Weedon & Co.
12.   Cruttenden Roth Incorporated
13.   Dain Bosworth Incorporated
14.   Furman Selz Incorporated
15.   Gabelli & Company, Inc.
16.   Gerard Klauer Mattison & Co.
17.   Hoefer & Arnett, Inc.
18.   Jefferies & Company
19.   Josephthal Lyon & Ross Incorporated
20.   Legg Mason Wood Walker, Incorporated
21.   McDonald & Company Securities, Inc.
22.   Neuberger & Berman
23.   Scott & Stringfellow, Inc.
24.   The Seidler Companies Incorporated
25.   Wheat First Butcher Singer


TOTAL SHARES


                                  SCHEDULE II

                          OPTION SELLING STOCKHOLDERS


                                                       Number of Option
          Name                                     Shares to be Offered
          ----                                     --------------------







TOTAL                                                 600,000 shares


                                  SCHEDULE III

                      DIRECTORS, OFFICERS AND STOCKHOLDERS
                            SIGNING LOCKUP AGREEMENT


=========================================================================
                                  Number of Shares      Number of Options
          Name                     of Common Stock         and Warrants
                                  Subject to Lockup     Subject to Lockup
-------------------------------------------------------------------------
Anthony J. Scotti                         1,495,995               500,000
-------------------------------------------------------------------------
Benjamin Scotti                           1,435,995                20,000
-------------------------------------------------------------------------
Myron Roth                                  340,850               100,000
-------------------------------------------------------------------------
Thomas Bradshaw                             315,850                70,000
-------------------------------------------------------------------------
Sydney D. Vinnedge                          141,975                 1,200
-------------------------------------------------------------------------
R. Timothy O'Donnell                         33,100                62,500
-------------------------------------------------------------------------
David A. Mount                                    0                   600
-------------------------------------------------------------------------
Gordon Luce                                       0                   600
=========================================================================
  TOTAL                                   3,763,765               754,900
=========================================================================